                                                                      EXHIBIT 11

                        SHOLODGE, INC AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE
                      PRIMARY AND ASSUMING FULL DILUTION


                                                                                  16 WEEKS ENDED
                                                                           ----------------------------
                                                                             APRIL 20,        APRIL 21,
                                                                                1997             1996
                                                                           ----------------------------
PRIMARY:

  EARNINGS APPLICABLE TO COMMON STOCK (PRIMARY):
     FROM CONTINUING OPERATIONS                                            $ 2,635,116      $ 1,994,441
                                                                           ----------------------------
     NET EARNINGS                                                          $ 2,635,116      $ 1,994,441
                                                                           ============================

  SHARES:
     WEIGHTED AVERAGE COMMON AND COMMON
      EQUIVALENT SHARES OUTSTANDING                                          8,354,236        8,396,361
                                                                           ============================

  PRIMARY EARNINGS PER SHARE:
     FROM CONTINUING OPERATIONS                                            $      0.32      $      0.24
                                                                           ----------------------------
     NET EARNINGS                                                          $      0.32      $      0.24
                                                                           ============================
FULLY DILUTED:

  EARNINGS APPLICABLE TO COMMON STOCK (PRIMARY):
     FROM CONTINUING OPERATIONS                                            $ 2,635,116      $ 1,994,441
     NET EARNINGS                                                          $ 2,635,116      $ 1,994,441

  INTEREST (LESS TAX) ON CONVERTIBLE
    SUBORDINATED DEBENTURES                                                $   781,962      $   781,962

  ADJUSTED EARNINGS APPLICABLE TO COMMON STOCK:
     FROM CONTINUING OPERATIONS                                            $ 3,417,078      $ 2,776,403
                                                                           ----------------------------
     NET EARNINGS                                                          $ 3,417,078      $ 2,776,403
                                                                           ============================

  SHARES:
     WEIGHTED AVERAGE COMMON AND COMMON
      EQUIVALENT SHARES OUTSTANDING                                          8,354,236        8,396,361

     SHARES ISSUABLE UPON CONVERSION OFCONVERTIBLE
       SUBORDINATED DEBENTURES                                               2,316,602        2,316,602
                                                                           ----------------------------
                                                                            10,670,838       10,712,963
                                                                           ============================

   FULLY DILUTED EARNINGS PER SHARE:
     FROM CONTINUING OPERATIONS                                            $      0.32      $      0.26
                                                                           ============================
     NET EARNINGS                                                          $      0.32      $      0.26
                                                                           ============================